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                                                                    Exhibit 23.1



                          Independent Auditors' Consent


The Board of Directors
Yardville National Bancorp:

We consent to incorporation by reference in the registration statements (Nos. 33-98076 and 333-28193) on Form S-8 of Yardville National Bancorp of our report dated January 30, 1998 relating to the consolidated statements of condition of Yardville National Bancorp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of Yardville National Bancorp.




                                                 /s/ KPMG Peat Marwick LLP
                                                 -------------------------------
                                                     KPMG Peat Marwick LLP


Princeton, New Jersey
March 25, 1998